SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):  February 5, 1999


                           OXFORD AUTOMOTIVE, INC.
            (Exact name of Registrant as specified in its charter)



         Michigan                     333-58131              38-3262809
(State or other jurisdiction      (Commission File         (IRS Employer
     of incorporation)                 Number)           Identification No.)



                           1250 Stephenson Highway
                             Troy, Michigan 48083
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (248) 577-1400



                                     N/A
         (Former Name or Former Address, if Changed Since Last Report)

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Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On February 5, 1999, (the "Closing Date") pursuant to a Share and Debt Purchase and Sale Agreement, dated as of December 15, 1998 (the "Purchase Agreement"), between Oxford Automotive France SAS (the "Company"), a wholly owned, indirect subsidiary of Oxford Automotive, Inc. (the "Registrant"), and Groupe Valfond S.A., the Company acquired (the "Acquisition") 100% of the shares of Cofimeta S.A. and approximately 99% of the shares of its four subsidiaries: Somenor S.A.; Aubry S.A.; Ecrim S.A.; and Socori Technologies S.A. Cofimeta S.A. and its four subsidiaries are collectively referred to as "Cofimeta." With respect to the purchase of the shares, the Company paid to Groupe Valfond FF 80,000,000 in immediately available funds and agreed to make deferred payments over three years on each annual anniversary of the Closing Date in the amounts of FF 27,000,000, FF 27,000,000 and FF 36,000,000, respectively. Deferred payments will bear interest at the rate of 3%. In addition, the Company acquired at various discount levels from Groupe Valfond and other third parties, trade payables and other obligations of Cofimeta pursuant to and as provided in the Purchase Agreement. The consideration provided for in the Purchase Agreement for Cofimeta was determined by the Registrant after a complete review of Cofimeta's operations and negotiations between representatives of the Registrant and Group Valfond. The acquisition was financed from the Registrant's available cash and credit facility with NBD Bank, as agent, which was refinanced on February 4, 1999 providing the Registrant with a revolving line of credit of $US 110,000,000, a tooling line of credit of $US 35,000,000 and a term loan of $US 30,000,000.

     Cofimeta is a leading supplier of closure panels, floor pans, deck lids, structural pillars, cross members, radiator surrounds and front ends and class A surfaces. It is headquartered in a suburb of Paris and operates five facilities in France located in Douai, St. Florent and Orbec and employs approximately 1,600 persons. Cofimeta is a major supplier to Renault, Peugeot and Citroen and the Registrant intends to continue and expand current operations of Cofimeta.

     Cofimeta had previously benefited from a final order, entered approximately eighteen months ago, of the French Commercial Court in Douai, France, approving a continuation plan for Cofimeta (the "Continuation Plan"). The Continuation Plan authorized certain restructuring plans, which included reductions in employment levels, capital increases by its prior parent, and the rescheduling of payment of all trade payables and other obligations over a ten year period. Pursuant to an application by Groupe Valfond to the Court of Douai, the court by judgment dated January 7, 1999 authorized, inter alia, (i) the sale of the Cofimeta shares to the Company, (ii) termination of the Continuation Plan with respect to Cofimeta, and (iii) the establishment of Cofimeta Defeasance S.A. by Cofimeta to which the payment obligations of Cofimeta remaining under the Continuation Plan were transferred. Of the FF 372,000,000 of original Continuation Plan obligations of Cofimeta, which were transferred to Cofimeta Defeasance, S.A., approximately FF 305,000,000 have been acquired by the Company and FF 67,000,000 remain payable to unrelated third parties. Under the Continuation Plan, approximately 75% of the scheduled repayment of all of the Continuation Plan obligations will occur in the last five years of the ten year period.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


     (a)  Financial Statements of Businesses Acquired.

          Financial Statements will be filed by amendment pursuant to Item 7(a)(4) on or prior to April 21, 1999.

     (b)  Pro Forma Financial Information.

          Pro Forma Financial Information will be filed by amendment pursuant to Item 7(b)(2) on or prior to April 21, 1999.

     (c)  Exhibits.

          A list of Exhibits included as part of this report is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

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                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          OXFORD AUTOMOTIVE, INC.


                                          /S/ AURELIAN BUKATKO

                                          Aurelian Bukatko
                                          Senior Vice President and
                                          Chief Financial Officer
Dated:   February 18, 1999







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                               EXHIBIT INDEX

      Ex. No.             Description

      2.1 Share and Debt Purchase Agreement, dated as of December 15, 1998 (the "Purchase Agreement"), between Oxford Automotive France SAS, a wholly owned, indirect subsidiary of Oxford Automotive, Inc. (the "Registrant")and Groupe Valfond S.A. The Purchase Agreement does not include certain exhibits and schedules described in the Purchase Agreement. The Registrant will furnish a copy of the omitted material to the Commission upon request. Previously filed as
                    Exhibit 2.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998, and incorporated herein by reference.

     99.1           Press Release issued February 5, 1999